     As filed with the Securities and Exchange Commission on June 2, 2000
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                              ____________________

                                  CARDIMA, INC.
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                 Delaware                                                   94-3177883
  -----------------------------------  ---------------------------   ---------------------------
    (State or other jurisdiction of                                       (I.R.S. Employer
      incorporation or organization)                                     Identification No.)

           47266 Benicia Street

           Fremont, California                                                 94538
           -------------------                                       ---------------------------
 (Address of Principal Executive Offices)                                    (Zip Code)

                     CARDIMA, INC. 1993 STOCK OPTION PLAN
                     ------------------------------------
                           (Full title of the plan)

                                                             Copy to:
      PHILLIP C. RADLICK, Ph.D.                        THOMAS E. SPARKS, JR.
President and Chief Executive Officer              Pillsbury Madison & Sutro LLP
            Cardima, Inc.                                  P.O. Box 7880
        47266 Benicia Street                          San Francisco, CA 94120
      Fremont, California 94538                           (415) 983-1000
                                                       --------------------
           (510) 354-0300
      -----------------------
(Name, address and telephone number,
        including area code,
        of agent for service)



                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                        Proposed            Proposed Maximum
 Title of Securities To        Amount To Be         Maximum Offering       Aggregate Offering          Amount of
      Be Registered           Registered (1)      Price Per Share (2)           Price (2)          Registration Fee
-------------------------   ------------------   ---------------------   ----------------------   -------------------
Common Stock, $.001 par      2,000,000 shares            $1.188                $2,376,000               $627.26
value
=====================================================================================================================

(1)  Calculated pursuant to General Instruction E to Form S-8.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq Smallcap Market on May 31, 2000.

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

      INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
      ------------------------------------------------------------------


         General Instruction E Information

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("SEC") on July 31, 1997 (File No. 333-32545) is hereby incorporated by reference.

                Incorporation of Certain Documents by Reference
                -----------------------------------------------

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) Annual Report on Form 10-K (File No. 000-22419), as amended by Form 10-K/A, for the fiscal year ended December 31, 1999;

         (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

         (3) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the SEC on April 23, 1997.

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                  SIGNATURES
                                  ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on June 2, 2000.

                                       CARDIMA, INC.



                                       By     /s/ Phillip C. Radlick, Ph.D.
                                          ______________________________________
                                                 Phillip C. Radlick, Ph.D.
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip C. Radlick, Ph.D. or Ronald E. Bourquin, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

          Signature                            Title                           Date
          ---------                            -----                           ----
 /s/ Phillip C. Radlick, Ph.D.
_______________________________    President, Chief Executive Officer      June 2, 2000
   Phillip C. Radlick, Ph.D.       and Director (Principal Executive
                                   Officer)
  /s/ Ronald E. Bourquin
_______________________________    Vice President and Chief Financial      June 2, 2000
   Ronald E. Bourquin              Officer (Principal Financial and
                                   Accounting Officer)
 /s/ Neville J. Jeharajah
_______________________________    Director                                June 2, 2000
   Neville J. Jeharajah

 /s/ Gabriel B. Vegh
_______________________________    Executive Vice President, Chief         June 2, 2000
   Gabriel B. Vegh                 Operating Officer and Director

          Signature                       Title                    Date
          ---------                       -----                    ----

    /s/ Rudolfo C. Quijano
______________________________          Director                June 2, 2000
      Rudolfo C. Quijano

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number                              Exhibit
------    -------------------------------------------------------------------

5.1       Opinion regarding legality of securities to be offered.

10.1      1993 Stock Plan of Cardima, Inc., as amended..

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.3      Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1      Power of Attorney (see page 3).